EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

	Common Stock		State of Other
	Ownership by		Jurisdiction of
	Irvine Sensors		Incorporation or Organization

Optex Systems, Inc.	100	%(1)	Texas
3001 Red Hill Ave., Building 4
Costa Mesa, California 92626
Novalog, Inc.	96%		California
3001 Red Hill Ave., Building 4
Costa Mesa, California 92626
MicroSensors, Inc.	98%		Delaware
3001 Red Hill Ave., Building 4
Costa Mesa, California 92626
RedHawk Vision, Inc.	81%		Delaware
3001 Red Hill Ave., Building 4
Costa Mesa, California 92626
iNetWorks Corporation	95%		Nevada
3001 Red Hill Ave., Building 4
Costa Mesa, California 92626

(1)	Discontinued through bankruptcy